SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): April 3, 2003



                      FRONTLINE COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


        Delaware                    001-15673              13-3950283

(State or other jurisdiction       (Commission          (I.R.S. Employer
      of incorporation)            File Number)         Identification No.)



                One Blue Hill Plaza, Pearl River, New York 10965
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:    (845) 623-8553



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Item 2. Acquisition or Disposition of Assets.


     On April 3, 2003 (the "Closing Date"), the Registrant completed the acquisition (the "Acquisition") of all of the issued and outstanding stock of Proyecciones y Ventas Organizadas, S.A. de C.V., a corporation organized under the laws of the Republic of Mexico ("Provo"). The Acquisition was consummated pursuant to the terms and provisions of an Amended and Restated Stock Purchase Agreement dated April 3, 2003 (the "Agreement") among Registrant, Provo, Ventura Martinez del Rio Requejo ("Requejo") and Ventura Martinez del Rio Arrangoiz ("Arrangoiz") (Requejo and Arrangoiz are collectively referred to as the "Sellers").

     As consideration for the stock in Provo (the "Provo Stock"), the Registrant issued to the Sellers a total of 220,000 shares of the Registrant's Series C Convertible Preferred Stock (the "Series C Preferred"). Each share of Series C Preferred automatically converts into 150 shares of the common stock of the Registrant upon receipt of the approval of Registrant's stockholders (the "Requisite Approvals") of (i) the issuance of shares of common stock upon conversion of the Series C Preferred; (ii) an increase in the Registrant's authorized common stock to 75 million shares; and (iii) a 1 for 1.5 share reverse split of the Registrant's common stock. If the Requisite Approvals are obtained, Registrant will issue 33 million shares of common stock (before giving effect to the proposed reverse split) (the "Conversion Shares") to the Sellers and a change of control of the Registrant will occur. Upon conversion of the Series C Preferred, the Sellers will own approximately 66% of the common stock of the Registrant. The purchase price was determined pursuant to negotiation between the Registrant and Sellers. The source of funds used to pay the purchase price was authorized but unissued preferred stock of the Registrant.

     In the event the Registrant does not receive the Requisite Approvals on or prior to July 18, 2003 (or such later date as agreed to by the holders of a majority of the Series C Preferred, and which date shall be extended for a period of up to 30 days due to the actions or inactions of the Securities and Exchange Commission or American Stock Exchange in connection with the Company seeking the Requisite Approvals (the "Conversion Date")), the Series C Preferred will not convert into common stock and the consideration payable to the Sellers shall be increased by $20,000,000, payable in the form of a secured note (the "Acquisition Note"). The Acquisition Note is a $20,000,000 principal amount promissory note that was issued by the Registrant to the Sellers in connection with the Acquisition, which only takes effect if the Series C Preferred is not converted into common stock on the Conversion Date. The Acquisition Note bears interest at the rate of 8% per annum, and is due 15 days after the Conversion Date.

     Pursuant to a Security Agreement, in order to secure the obligations of Registrant under the Acquisition Note, Registrant granted to the Sellers a security interest in substantially all of its assets, including the Provo Stock acquired by Registrant pursuant to the Acquisition.

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     Pursuant to a Registration Rights Agreement executed on the Closing Date,
Registrant granted certain "piggyback" registration rights to the Sellers with respect to the Conversion Shares. Under the terms of the Registration Rights Agreement, the Sellers may "piggyback" up to 30% of the Conversion Shares in the event the Registrant files a registration statement during the period commencing on the Conversion Date and ending on the one-year anniversary of the Conversion Date. Registrant also granted certain demand registration rights to the Sellers pursuant to which Sellers may demand, at any time after the first anniversary of the Conversion Date, the filing of a registration statement to register Sellers' Conversion Shares.

     In connection with the Acquisition, the Registrant issued to 18 individuals an aggregate of 35,500 shares of its Series D Convertible Preferred Stock (the "Series D Preferred"), including 10,000 shares to Stephen J. Cole-Hatchard, the Registrant's Chief Executive Officer and a director, 10,000 shares to Nicko Feinberg, President of Registrant's U.S. Operations and a director, 5,000 shares of Series D to Joseph Donohue, a former director, 1,000 shares of Series D to Vasan Thatham, Registrant's Vice President and Chief Financial Officer and 1,000 shares of Series D to Amy Wagner-Mele, Registrant's Executive Vice President and General Counsel. Each share of Series D Preferred is convertible into 150 shares of common stock upon receipt of the Requisite Approvals.

     In the event the Registrant does not receive the Requisite Approvals by the Conversion Date, the Series D Preferred will not convert into common stock and the holders of the Series D Preferred will not be entitled to receive any additional consideration.


Item 7. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

     The required financial information for the business acquired will be filed under cover of Form 8 within 60 days of the date this Form 8- K was required to be filed.

(b) Pro forma financial information.

     The required pro forma financial information will be filed under cover of Form 8 within 60 days of the date this Form 8-K was required to be filed.

(c) Exhibit Index. The following Exhibits, which were filed with the Securities and Exchange Commission as Exhibits to the Registrant's annual report on Form 10-KSB for the year ending December 31, 2002, are incorporated herein by reference.

     Exhibit No.         Description
     -----------         -----------

        2.1 Amended and Restated Stock Purchase Agreement between Frontline Communications Corporation, Proyecciones y Ventas Organizadas, S.A., Ventura Martinez del Rio Requejo and Ventura Martinez del Rio Arrangoiz dated April 3, 2003.

        2.2 Addendum to Amended and Restated Stock Purchase Agreement between Frontline Communications Corporation, Proyecciones y Ventas Organizadas, S.A., Ventura Martinez Del Rio Arrangoiz and Ventura Martinez Del Rio Requejo dated April 4, 2003.

        4.1              Certificate of Designation of Series C preferred stock.

        4.2              Certificate of Designation of Series D preferred stock.


      10.11 Registration Rights Agreement dated April 3, 2003 between Frontline Communications, Ventura Martinez Del Rio, Sr. and Ventura Martinez Del Rio, Jr.

      10.12 Security Agreement dated April 3, 2003 between Frontline Communications, Ventura Martinez Del Rio, Sr. and Ventura Martinez Del Rio Jr.

      10.13 Secured Promissory Note dated April 3, 2003 between Frontline Communications, Ventura Martinez Del Rio, Sr. and Ventura Martinez Del Rio, Jr.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FRONTLINE COMMUNICATIONS CORPORATION
                                       (Registrant)

Dated:  April 18, 2003                By:  /s/ Stephen J. Cole-Hatchard
                                             --------------------------
                                             Stephen J. Cole-Hatchard
                                             CEO and Director

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